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Ventas Completes Amended Long-Term Senior Credit Facility
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Feb. 1, 2000
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                                     Contact:      Steven T. Downey
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   (502) 357-9030

FOR IMMEDIATE RELEASE
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            VENTAS COMPLETES AMENDED LONG-TERM SENIOR CREDIT FACILITY

LOUISVILLE, KY - (Feb. 1, 2000) - Ventas, Inc. (NYSE:VTR) announced today that it has entered into an amended long-term credit agreement providing for the restructuring of approximately $973 million owed to its senior lenders.

     "The structure of this agreement is extremely attractive for Ventas because it gives us time and flexibility to improve further our capital structure without any near term sale of assets, equity raising or refinancing," President and CEO Debra A. Cafaro said. "Successfully closing this transaction completes another essential step towards our financial stability. The completion of this agreement represents hard work and an outstanding collaborative effort by numerous individuals and institutions."

     Bank of America and J.P. Morgan will continue to act as co-agents under the amended long-term credit facility. All institutions in the original loan agreement are participating in the new agreement. The Company paid a 1% fee for the amended credit facility, of which the remaining balance of $7.3 million was paid at closing.

     Under the amended facility, the outstanding principal balance of the loan will be divided into three tranches containing the following terms:

     o Tranche A -- $200 million of the outstanding loans are classified as Tranche A loans. Tranche A loans have an interest rate of 2.75% over Libor and mature on December 31, 2002. $50 million of the Tranche A principal amount was paid on the completion of the restructuring. An additional $50 million is required to be paid within 30 days following the date that the plan of reorganization to be filed by Vencor, Inc. (OTC:VCRI), the Company's principal tenant, becomes effective (the "Vencor Effective Date"). Thereafter, all "Excess Cash Flow," as defined in the amended credit facility, will be used to further pay down Tranche A loans until a total of $200 million of principal has been repaid on all outstanding term loans.

     o Tranche B -- $300 million of the outstanding loans are classified as Tranche B loans. Tranche B loans have an interest rate of 3.75% over Libor and mature on December 31, 2005. Thirty days following the Vencor Effective Date, the Company must pay an amount equal to its "Excess Cash," as defined in the amended credit facility, as a principal payment on the Tranche B loans. Additional $50 million payments of Tranche B loans are required at the end of 2003 and 2004.


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Ventas Completes Amended Long-Term Senior Credit Facility
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     o    Tranche C - The remaining $473 million of the outstanding loans are classified as Tranche C loans. Tranche C loans have an interest rate of 4.25% over Libor and mature on December 31, 2007. There are no required principal payments of Tranche C loans until maturity.
     o    The entire credit facility is pre-payable without penalty or premium.

     In addition to revising the Company's outstanding term loans, the amended credit agreement includes a new revolving credit facility under which the Company can borrow up to $25 million, including up to $15 million in standby letters of credit. Revolving credit loans will carry an interest rate of 2.75% over Libor. Bank of America is providing the revolving credit facility.

     The terms of the amended long-term credit agreement permit the Company to pay as distributions to shareholders only the minimum percentage of estimated taxable income required to allow it to qualify as a real estate investment trust until a total of $200 million of term loans have been repaid. Ventas expects to make the required distribution for 1999 no later than September 15, 2000.

     The obligations under the amended credit facility will be secured by liens on Ventas' real property assets. The credit agreement requires the liens on real properties to be documented by February 28, 2000 and Vencor's plan of reorganization to be effective on or before December 31, 2000.

     Merrill Lynch acted as Ventas' financial advisor in connection with the Company's amended long-term credit facility.

     Completion of Ventas' long-term debt restructuring agreement follows the mid-September 1999 Chapter 11 bankruptcy filing by Vencor. Vencor has received from the Delaware Bankruptcy Court an extension through March 13, 2000 during which time Vencor has the exclusive right to file its plan of reorganization. Vencor officials stated in Court in late January that they are optimistic about filing the plan by that date.

     Terms of a preliminary, non-binding agreement among Vencor's major creditors, including Ventas, respecting Vencor's plan of reorganization have been previously announced. Vencor has indicated that it is continuing to negotiate with its various creditors and Ventas to reach final agreement on the plan. Therefore, there can be no assurances that Vencor's plan of reorganization, when filed, will be on the terms previously announced or otherwise be acceptable to Ventas and its creditors.

     Ventas and Vencor continue to be engaged in advanced settlement discussions with the federal government seeking to resolve all federal civil and administrative claims against them arising from the participation of Vencor facilities in various federal health benefit programs. The majority of these claims arise from lawsuits filed under the qui tam - or whistleblower -- provision of the False Claims Act, which allows private citizens to bring suit in the name of the United States. Ventas expects that the Department of Justice will take actions in certain qui tam suits that are pending for the purpose of facilitating a possible settlement among the parties.

     As an example, the U.S. District Court for the Southern District of Ohio, Eastern Division, unsealed the previously sealed case of United States ex rel George Mitchell et al v. Vencor, Inc., et al in mid-January 2000. The order granting the Department of Justice's motion to intervene states that this intervention is for the purpose of representing the United States' interests in the bankruptcy proceeding



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Ventas Completes Amended Long-Term Senior Credit Facility
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Feb. 1, 2000
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involving Vencor and "to effectuate any settlement reached between the United
States and Vencor and/or Ventas, Inc. which may include some or all of the claims made in this case...".

     If a settlement is ultimately reached between the Department of Justice, Vencor and Ventas, it most likely will include all of the various pending qui tam actions that have been filed against the companies, and would be documented in Vencor's plan of reorganization. There can be no assurances that a settlement will be reached or that any such settlement would be on terms acceptable to Ventas.

     Ventas, Inc. is a real estate company whose properties include 45 hospitals, 218 nursing centers and eight personal care facilities operating in 36 states. Ventas intends to qualify as a REIT for the year ended December 31, 1999.

     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas' expected future financial position, results of operations, cash flows, financing plans, business strategy, expected lease income, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "would," "will," "should," "estimate," expect," "intend," "may," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from Ventas' expectations. Ventas does not undertake any duty to update such forward-looking statements.

     Factors that may affect the plans or results of Ventas include, without limitation, (1) the treatment of Ventas' claims in Vencor's Chapter 11 proceedings and the ability of Vencor to successfully reorganize under its Chapter 11 proceedings, (2) the ability of Vencor and Ventas' other operators to main the financial strength and liquidity necessary to satisfy their obligations and duties under leases and other agreements with Ventas and their existing credit agreements, (3) the extent of future healthcare reform and regulations, including cost containment measures and changes in reimbursement policies and procedures, (4) increases in the cost of borrowing for Ventas, (5) the ability of Ventas to pay, refinance, restructure and/or extend its indebtedness as it becomes due, (6) the results of the ongoing settlement discussions pertaining to the billing disputes and other civil claims against Ventas and Vencor by the U.S. Department of Justice and other litigation affecting Ventas, (7) the ability of Ventas to meet the minimum distribution requirements to maintain REIT status, and (8) success of Ventas in implementing its business strategy and the nature and extent of future competition. Many of such factors are beyond the control of Ventas and its management.

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